CERTIFICATE OF MERGER
                                     OF
                             COPSIL CORPORATION
                            a Nevada corporation
                                     and
                    COCHSTEDT INTERNATIONAL AIRPORT, INC.
                            a Nevada corporation



     The undersigned corporations, COPSIL CORPORATION, a Nevada corporation ("CC"), and COCHSTEDT INTERNATIONAL AIRPORT, INC., a Nevada corporation ("CIA"), do hereby certify:

     1. CC is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on April 19, 1994.

     2. CIA is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on November 3, 1999.

     3. CC and CIA are parties to a Merger Agreement, as amended, pursuant to which CIA will be merged with and into CC. Upon completion of the merger CC will be the surviving corporation in the merger and CIA will be dissolved. Pursuant to the Merger Agreement the stockholders of CIA will receive stock in CC.

     4. The Articles of Incorporation and Bylaws of CC as existing prior to the effective date of the merger shall continue in full force as the Articles of Incorporation and Bylaws of the surviving corporation. The Articles of Incorporation shall be amended to change the name and authorized common shares and the Amendment to Articles of Incorporation will be filed concurrent herewith.

     5. The complete executed Agreement and Plan of Merger dated as of May 12, 2000, which sets forth the plan of merger providing for the merger of CIA with and into CC is on file at the corporate offices of CC.

     6. A copy of the Merger Agreement will be furnished by CC on request and without cost to any stockholder of any corporation which is a party to the merger.

     7. The plan of merger as set forth in the Agreement and Plan of Merger, has been approved by a majority of the Board of Directors of CC at a meeting held May 12, 2000.

     8. CC has 10,000,000 shares of common stock issued, outstanding and entitled to vote on the merger. By unanimous consent of the Stockholders of CC, all 10,000,000 shares voted in favor of the merger.

     9. The plan of merger as set forth in the Agreement and Plan of Merger, was approved by a majority of the Board of Directors of CIA at a meeting held May 12, 2000.

     10. CIA has 3,300,000 shares of common stock issued, outstanding and entitled to vote on the merger. By Unanimous Consent of the Stockholders, all 3,300,000 shares voted in favor of a merger.

     11. The manner in which the exchange of issued shares of CC shall be affected is set forth in the Agreement and Plan of Merger.

     IN WITNESS WHEREOF, the undersigned have executed these Certificate of Merger this 13th day of April, 2000.


COPSIL CORPORATION                                COCHSTEDT INTERNATIONAL
a Nevada Corporation                              AIRPORT, INC.
                                   a Nevada Corporation


By/s/ Debra Nicholson                          By/s/ Friedrich Gradl
    DEBRA NICHOLSON, President                   FRIEDRICH GRADL, President


By/s/ Debra Nicholson                         By/s/ Norbert Doerr
    DEBRA NICHOLSON, Secretary                    NORBERT DOERR, Secretary



STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On 5/13/00 before me, a Notary Public, personally appeared DEBRA NICHOLSON who is the President and Secretary of COPSIL CORPORATION., and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.
                              /s/ Debra Amigone
                              ________________________________
                              Notary Public

STATE OF Nevada     )
                    )  SS:
COUNTY OF Clark     )

     On 5/13/00 before me, a Notary Public, personally appeared FRIEDRICH GRADL who is the President of COCHSTEDT INTERNATIONAL AIRPORT, INC., and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacities and that, by her signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Debra Amigone
                              ________________________________
                              Notary Public


STATE OF Nevada     )
                    )  SS:
COUNTY OF Clark     )

     On 5/13/00 before me, a Notary Public, personally appeared NORBERT DOERR who is the Secretary of COCHSTEDT INTERNATIONAL AIRPORT, INC., and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacities and that, by her signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Debra Amigone
                              ________________________________
                              Notary Public